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                                                                   EXHIBIT 23.2





                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS





         As independent petroleum engineers, we hereby consent to the use of our name in the Annual Report on Form 10-K for the year ended December 31, 1999. We further consent to the inclusion of our estimate of reserves and present value of future net reserves in such Annual Report.




                                                        /s/ RYDER SCOTT COMPANY

                                                        RYDER SCOTT COMPANY
                                                        PETROLEUM ENGINEERS


Houston, Texas
March 17, 2000